UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2012

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2012, Transocean Ltd. (“the Company”) appointed John Stobart as Executive Vice President and Chief Operating Officer of the Company effective October 1, 2012. Mr. Stobart will succeed Ihab Toma in the function of principal operating officer. Effective October 1, 2012, Mr. Toma will continue to serve the Company as Executive Vice President, Chief of Staff and his compensation arrangement with the Company will remain unchanged.

Mr. Stobart’s monthly base salary as Executive Vice President and Chief Operating Officer will be $51,250 and his 2012 annual cash bonus opportunity (prorated for his term of service) will be 100% of his base salary.  Mr. Stobart also will be eligible for awards under the Company’s Long-Term Incentive Program.  Mr. Stobart will receive a sign-on award of $300,000, which he will be required to repay if he leaves the Company during his first year of employment.  In addition, Mr. Stobart will receive a sign-on award of time-vested deferred units, which will vest in three equal installments on the first three anniversaries of the commencement of his employment with the Company, subject to his continued employment with the Company.  The number of deferred units will be determined by dividing $1,000,000 by the 30-trading day average closing price of the Company’s shares ending the last day of the month prior to the commencement of his employment with the Company. In addition, Mr. Stobart will receive normal relocation benefits related to his relocation to the Company’s offices in Geneva.

Mr. Stobart, age 58, most recently served as Worldwide Drilling Manager for BHP Billiton Petroleum since 1994 in Australia, the United Kingdom and Houston, Texas. Prior to that role, he served in various positions with BHP Billiton beginning in 1988, including Manager Drilling for the Australia Division, Drilling Superintendent, Senior Drilling Supervisor, Senior Engineering Associate and Senior Drilling Engineer.  Before BHP Billiton, Mr. Stobart served in various engineering capacities with Husky Oil from 1984 to 1988 and Dome Petroleum Limited from 1979 to 1984.  He started his career with Vibrox Exploration Ltd. in 1976.  Mr. Stobart received his Bachelor’s degree in Mechanical Engineering from the University of Calgary and has also completed the London Business School Accelerated Development Program.

A copy of the press release naming Messrs. Toma and Stobart to their respective positions is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: September 27, 2012	By	/s/ Ryan H. Tarkington
Ryan H. Tarkington
Authorized Person

Index to Exhibits

Exhibit
Number	Description

99.1	Press Release dated September 27, 2012